Exhibit 99.1

BOINGO WIRELESS APPOINTS MIKE FINLEY TO BOARD OF DIRECTORS

Wireless Industry Veteran Brings Extensive Carrier Expertise

LOS ANGELES — August 12, 2013 — Boingo Wireless (NASDAQ: WIFI), the leading DAS and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the appointment of Mike Finley, a senior vice president at Qualcomm, to the Board of Directors. The appointment was made at the Board of Directors meeting on August 6 and becomes effective immediately.

Finley adds nearly 30 years of experience in wireless telecommunications, including more than 20 years of executive leadership for companies such as Verizon, Sprint, Nextel, and AirTouch Cellular. He is currently senior vice president of Global Business Development at Qualcomm.

“As carrier offload builds momentum, Mike’s decades of experience in the wireless industry will help ensure we’re developing strategy with a long view towards meeting that sector’s needs through Wi-Fi, DAS and other small cell solutions,” said David Hagan, CEO of Boingo Wireless.

Finley was appointed by the Board of Directors to an incremental position created by the company.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected.  Our vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, shopping malls, restaurants, universities, and military bases.  The Boingo platform is the only monetization engine of its kind, driving revenue through carrier offload, advertising, location-based data analytics, and consumer products like IPTV, high-speed broadband, and Wi-Fi.  For more information about the Boingo story, visit www.boingo.com.

Contact:
Christian Gunning Vice President, Corporate Communications Boingo Wireless, Inc. cgunning@boingo.com +1 (310) 586-4009	Laura Bainbridge / Kimberly Orlando Addo Communications laurab@addocommunications.com kimberlyo@addocommunications.com +1 (310) 829-5400

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013, Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 10, 2013 and Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on August 9, 2013. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.